Filed pursuant to Rule 424(b)(5)
Registration Statement Nos.  333-159249 and 333-166405

Prospectus Supplement
(To Prospectus dated June 4, 2009)

2,409,639 Shares of Common Stock
Warrants to Purchase 686,746 Shares of Common Stock

We are offering up to 2,409,639 shares of our common stock and warrants to purchase up to 686,746 shares of our common stock in this offering. The 2,409,639 shares of common stock and the warrants to purchase 686,746 shares of our common stock will be sold in units, with each unit consisting of one share of common stock and an eight-month warrant to purchase 0.285 of a share of common stock at an exercise price of $4.82 per share of common stock. Each unit will be sold at a negotiated price of $4.15 per unit. Units will not be issued or certificated. The shares of common stock and warrants are immediately separable and will be issued separately. We refer to the shares of common stock issued or issuable hereunder upon exercise of the warrants as the “securities” or “units.”

    Our common stock is traded on the NASDAQ Capital Market under the symbol “APPY.”  On April 29, 2010, the last reported sale price of our common stock was $4.59 per share.

    We are offering these shares of common stock and warrants to purchase common stock on a best efforts basis to institutional investors. We have retained Lazard Capital Markets LLC to act as the exclusive placement agent in connection with this offering.  The closing of the offering is expected to take place on May 5, 2010.

    Our business and an investment in our securities involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-6 of this prospectus supplement and page 3 of the accompanying prospectus.

    Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$4.15	$10,000,000
Placement Agent’s fees	$0.27	$650,000
Proceeds, before expenses, to us	$3.88	$9,350,000

    We estimate the total expenses of this offering, excluding the placement agent’s fee, will be approximately $275,000. Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount and net proceeds to us, if any, in this offering may be substantially less than the total maximum offering amounts set forth above. We are not required to sell any specific number or dollar amount of the units offered in this offering, but the placement agent will use its reasonable best efforts to arrange for the sale of all of the units offered.

Lazard Capital Markets

The date of this prospectus supplement is April 30, 2010.

TABLE OF CONTENTS

Prospectus Supplement

PROSPECTUS SUPPLEMENT SUMMARY	S-3
THE OFFERING	S-5
RISK FACTORS	S-6
SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS	S-6
USE OF PROCEEDS	S-7
DESCRIPTION OF THE SECURITIES WE ARE OFFERING	S-7
DILUTION	S-9
PLAN OF DICTRIBUTION	S-9
LEGAL MATTERS	S-11
EXPERTS	S-11
INCORPORATION BY REFERENCE	S-11
WHERE YOU CAN FIND MORE INFORMATION	S-12

Prospectus

ABOUT THIS PROSPECTUS	1
DOCUMENTS INCORPORATED BY REFERENCE	2
WHERE YOU CAN FIND MORE INFORMATION	2
NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS	3
RISK FACTORS	3
USE OF PROCEEDS	9
DESCRIPTION OF UNITS AND WARRANTS	9
PLAN OF DISTRIBUTION	9
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	10

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the securities we are offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein are part of a shelf registration statement that we filed with the Securities and Exchange Commission, or SEC. This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein include important information about us, our securities being offered and other information you should know before investing. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we authorized to be delivered to you, as well as the additional information described under “Where You Can Find More Information” on page S-12 of the prospectus supplement before investing in our securities.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

S-i

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus that we authorized to be distributed to you and the documents incorporated by reference herein and therein. We have not, and the placement agent has not, authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell and seeking offers to buy shares of our securities only in jurisdictions where offers and sales are permitted. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and warrants to purchase common stock and the distribution of this prospectus outside the United States. The information contained in, or incorporated by reference to, this prospectus supplement, the accompanying prospectus, and any related free writing prospectus that we authorized to be delivered to you, is accurate only as of the respective dates of those documents, regardless of the time of delivery of this prospectus supplement or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates. You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

    This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our securities, to fully understand this offering and its consequences to you, you should carefully read the entire prospectus supplement and the accompanying prospectus, including the risk factors beginning on page S-6 of this prospectus supplement, and the financial statements and related notes included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

Overview

    AspenBio Pharma, Inc. (the “Company” or “AspenBio” also “we”, “us” or “our”) is an emerging bio-pharmaceutical company dedicated to the discovery, development, manufacture, and marketing of novel proprietary products that have large worldwide market potential. We were formed in August 2000 as a Colorado corporation to produce purified proteins for diagnostic applications and have successfully leveraged our science and technology to develop a pipeline of new products.  From our inception to the present we have produced and sold purified proteins for diagnostic applications.  Our expertise in these scientific processes has allowed us to advance a pipeline of new products.   Today, the Company is primarily focused on advancing towards commercialization our recently patented blood-based human diagnostic test, AppyScore™ to aid in the evaluation of acute appendicitis, as well as several novel reproduction drugs for use in high value animals and livestock production.

    Human Diagnostics

    AppyScore is the only known blood-based test to aid in the evaluation of appendicitis. The test is designed to provide a timely, quantitative, and objective assessment for appendicitis which we believe will significantly aid Emergency Department (“ED”) physicians in evaluating patients complaining of abdominal pain suspicious for appendicitis. AppyScore measures the plasma concentration of MRP 8/14 (aka S100A8/A9 and calprotectin) an inflammation biomarker that correlates with the likelihood of having acute appendicitis.  We believe that AppyScore has the potential to enhance the accuracy and speed of a physician’s evaluation of suspected appendicitis, and improve the standard of care for acute abdominal pain. The focus of our product is to help the physician identify those patients who are suspected of having appendicitis but are at low risk.  We believe AppyScore may potentially mitigate unnecessary radiologic imaging in a percentage of the patient population entering Emergency Departments throughout the U. S. suspected of having appendicitis, but are at low risk.  The use of AppyScore in Emergency Departments could positively impact resource utilization and improve patient management and throughput.

    Animal Healthcare

    Through our “single-chain gonadotropin” platform technology, licensed from Washington University in St. Louis and further developed at AspenBio, we are developing animal healthcare products focused on reproduction, initially in bovine, to be followed by other livestock species of economic importance. Our largest opportunity to date in this area is BoviPure LH™ – a recombinant hormone analog that induces ovulation and may reduce the risk of pregnancy loss in dairy cows. We are also developing a novel breakthrough drug for super-ovulation of cows: BoviPure FSH™, a single-chain bovine FSH analog that works in a single dose versus conventional FSH drugs which require a total of 8 doses to be given every 12 hours for four consecutive days. Both of these drugs, BoviPure LH and BoviPure FSH, were licensed in 2008 to Novartis Animal Health under a long-term world-wide development and marketing agreement and are currently advancing in the FDA approval process.

    Human Diagnostic Antigens

    AspenBio is a supplier of purified proteins for diagnostic applications to large medical diagnostic companies and research institutions. We manufacture and sell approximately 20-30 purified protein products primarily for use as controls by diagnostic test kit manufacturers and research facilities, to determine whether diagnostic test kits are functioning properly. In 2009, we had approximately $291,000 in revenue from these products.  As a result of the development activities and priorities we have placed on the blood-based human diagnostic test, AppyScore and the novel reproduction drugs for use in high value animals, the scientific resources and activities associated with the antigen business have been reapportioned to other activities for 2010.

    Corporate Information

    We are a Colorado corporation with our corporate offices located at 1585 S. Perry Street, Castle Rock, Colorado 80104.  Our phone number is (303) 794-2000.  We maintain a website at http://www.aspenbiopharma.com.  The information contained in, or that can be accessed through, the website is not part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Common stock offered by us:	2,409,639 shares directly 686,746 shares issuable upon the exercise of warrants
Warrants
Warrants to purchase up to 686,746 shares of common stock. These warrants will be exercisable beginning on the date of original issuance and at any time up to the date that is eight months after such date of issuance, at an exercise price of $4.82 per share of common stock.

Common stock outstanding immediately before the offering	37,668,685 shares
Common stock to be outstanding immediately following the offering:	40,078,324 shares
Risk Factors:
See “Risk Factors” beginning on page S-6 of this prospectus supplement and page 3 of the accompanying prospectus for a discussion of the factors that you should carefully consider before deciding to invest in our common stock and warrants to purchase our common stock.

Use of Proceeds:
We currently intend to use the net proceeds from the sale of the securities under this prospectus supplement for product development, FDA 510(k) submission related activities, working capital and general corporate purposes.  See “Use of Proceeds” on page S-7.

NASDAQ Capital Market Symbol:	APPY

The number of shares of our common stock to be outstanding immediately after the offering is based on 37,668,685 shares of our common stock outstanding as of April 30, 2010, and excludes:

●	5,508,989 shares of our common stock reserved for issuance, as of April 30, 2010, upon the exercise of outstanding stock options at a weighted average exercise price of $2.14 per share;
●	352,530 shares of our common stock reserved for issuance upon the exercise of outstanding warrants as of April 30, 2010; and

●	686,746 shares of common stock issuable upon the exercise of the eight month warrants to be issued in this offering at a price of $4.82 per share.

RISK FACTORS

    An investment in our common stock involves a high degree of risk and uncertainty.  In addition to the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, you should consider carefully the risks incorporated by reference herein that are described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009, as amended by Amendment No. 1 on Form 10-K/A, as well as the reports we file from time to time with the SEC that are incorporated by reference in this prospectus supplement before making an investment decision with respect to the securities we are offering. If any of the events described in such “Risk Factors” section occurs or the risks described in such “Risk Factors” section actually materialize, our business, financial condition, results of operations, cash flow or prospects could be materially adversely affected.  This could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

Risks Related to This Offering

    Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

    Our management will have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or our market value.

    A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

    Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline.  A substantial majority of the outstanding shares of our common stock are, and the shares of common stock sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act of 1933. In addition, as of December 31, 2009, 4,758,062 shares of our common stock are issuable upon exercise of outstanding options and warrants (not including shares issuable upon exercise of the warrants to be issued in this offering).

    Investors in this offering will pay a much higher price than the book value of our stock.

    If you purchase common stock and warrants to purchase common stock in this offering, you will incur an immediate and substantial dilution in net tangible book value of $3.64 per share, after giving effect to the sale by us of 2,409,639 units in this offering at the offering price of $4.15 per unit.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

    This prospectus supplement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of the future as there are a number of meaningful factors that could cause AspenBio’s actual results to vary materially from those indicated by such forward-looking statements.  These statements are based on certain assumptions made based on experience, expected future developments and other factors AspenBio believes are appropriate in the circumstances. Meaningful factors, which could cause actual results to differ from expectations, many of which are beyond the control of AspenBio, include, but are not limited to, our ability to successfully complete the clinical trial data assessments required for FDA submission, obtain FDA approval for, cost effectively manufacture and generate revenues from, the appendicitis test in development, as well as the animal health products and other new products developed by AspenBio, and our ability to retain the scientific management team to advance the products in development, execute agreements to provide AspenBio with rights to meet its objectives, overcome adverse changes in market conditions and the regulatory environment, obtain and enforce intellectual property rights, obtain adequate financing in the future through product licensing, co-promotional arrangements, public or private equity or debt financing or otherwise; general business conditions; competition; business abilities and judgment of personnel; availability of qualified personnel; and other factors referenced herein in “Risk Factors”.  AspenBio does not intend (and is not obligated) to update publicly any such forward-looking statements.  For other factors that may impact such forward-looking statements, reference is made to our annual and quarterly reports filed with the Securities and Exchange Commission.

USE OF PROCEEDS

    We expect the net proceeds from this offering, excluding the proceeds, if any, from the exercise of the warrants issued in this offering, to be approximately $9.1 million, after deducting the placement agent’s fees and estimated offering expenses.  We currently intend to use the net proceeds from this offering for product development, FDA 510(k) submission related activities, working capital and general corporate purposes.

    As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering.  Accordingly, we will retain broad discretion over the use of such proceeds.  Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

    In this offering, we are offering a maximum of 2,409,639 units, consisting of 2,409,639 shares of common stock and warrants to purchase up to 686,746 shares of common stock. Each unit consists of one share of common stock and one eight-month warrant to purchase 0.285 of a share of common stock at an exercise price of $4.82 per share. This prospectus also relates to the offering of 686,746 shares of our common stock issuable upon exercise, if any, of the warrants.

Common Stock

    A description of the material terms and provisions of our common stock and each other class of our securities, which qualifies or limits our common stock, is set forth under the caption “Description of Warrants and Units” starting on page 9 of the accompanying prospectus.

Warrants

    The warrants offered in this offering will be issued in registered form pursuant to a subscription agreement between each of the purchasers and us. You should review a copy of the subscription agreement, and the form of warrant, which have been filed as exhibits to a Current Report on Form 8-K filed with the SEC in connection with this offering, for a complete description of the terms and conditions applicable to the warrants. The following is a brief summary of the warrants and is subject in all respects to the provisions contained in the warrants.

    Exercisability.  Holders may exercise the warrants beginning on the date of original issuance and at any time up to the date that is eight months after such date of issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise, except in the case of a cashless exercise as discussed below.

    Exercise Price.  The exercise price per share of common stock purchasable upon exercise of warrants is $4.82 per share of common stock being purchased. The exercise price is subject to appropriate adjustment in the event of stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

    Cashless Exercise.  In the event that a registration statement covering shares of common stock underlying the warrants, or an exemption from registration, is not available for the resale of such shares of common stock underlying the warrants, the holder may, in its sole discretion, exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant.

    Transferability.  Subject to applicable laws and the restriction on transfer set forth in the subscription agreements, the warrants may be transferred at the option of the holders upon surrender of the warrants to us together with the appropriate instruments of transfer.

    Exchange Listing.  We do not plan on making an application to list the warrants on The NASDAQ Capital Market, any national securities exchange or other nationally recognized trading system.

    Fundamental Transactions.  In the event of any fundamental transaction, as described in the warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of a warrant, the holder shall have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of AspenBio, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the warrant is exercisable immediately prior to such event. In addition, in the event of a change of control, then we or any successor entity shall pay at the holder’s option, exercisable at any time concurrently with or within ninety (90) days after the consummation of the fundamental transaction, an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model.

    Rights as a Stockholder.  Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

    Waivers and Amendments.  The provisions of each warrant may be amended and we may take any action prohibited by the warrant, or omit to perform any act required to be performed pursuant to the warrant, only with the written consent of the holder of that warrant.

    Other Provisions.  Unless otherwise specified in the applicable warrant, except upon at least 61 days’ prior notice from the holder to us, the holder will not have the right to exercise any portion of the warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. No fractional shares will be issued upon exercise of the warrants.

DILUTION

    If you purchase our common stock as part of the units sold in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing the net tangible book value, tangible assets less total liabilities, by the number of outstanding shares of our common stock.

    Our net tangible book value at December 31, 2009, was approximately $11,194,975, or $0.30 per share, based on 37,467,642 shares of our common stock outstanding. After giving effect to the sale of 2,409,639 shares of common stock by us at a public offering price of $4.15 per share, less the placement agent’s fee and our estimated offering expenses, our net tangible book value at December 31, 2009, would have been approximately $20,269,975, or $0.51 per share. This represents an immediate increase in the net tangible book value of $0.21 per share to existing stockholders and an immediate dilution of $3.64 per share to investors in this offering. The following table illustrates this per share dilution:

Offering price per share included in the units		$4.15
Net tangible book value per share as of December 31, 2009	$0.30
Increase in net tangible book value per share attributable to the offering	$0.21
As-adjusted net tangible book value per share after giving effect to the offering	$0.51
Dilution in net tangible book value per share to new investors		$3.64

    Investors that purchase common stock upon the exercise of the warrants offered hereby may experience dilution depending on our net tangible book value at the time of exercise.

    The above discussion and table are based on 37,467,642  shares of our common stock outstanding as of December 31, 2009. This excludes the 686,746 shares issuable upon the exercise of the warrants offered hereby and also excludes, as of December 31, 2009: 4,425,532 shares of our common stock reserved for issuance upon the exercise of outstanding stock options at a weighted average exercise price of $2.06 per share; and 332,530 shares of our common stock reserved for issuance upon the exercise of outstanding warrants.

PLAN OF DISTRIBUTION

    We are offering the units through a placement agent.  Subject to the terms and conditions contained in the placement agent agreement, dated April 30, 2010, Lazard Capital Markets LLC has agreed to act as the placement agent for the sale of up to 2,409,639 units.  The placement agent is not purchasing or selling any units by this prospectus supplement or the accompanying prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of units, but has agreed to use its commercially reasonable best efforts to arrange for the sale of all 2,409,639 units.

    The placement agent agreement provides that the obligations of the placement agent and the investors are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates.

    Confirmations and definitive prospectuses will be distributed to all investors who agree to purchase the units, informing investors of the closing date as to such units.  We currently anticipate that closing of the sale of 2,409,639 units will take place on or about May 5, 2010.  Investors will also be informed of the date and manner in which they must transmit the purchase price for their units.

    On the scheduled closing date, the following will occur:

•	we will receive funds in the amount of the aggregate purchase price; and

•	Lazard Capital Markets LLC will receive the placement agent’s fee in accordance with the terms of the placement agent agreement.

    We will pay the placement agent an aggregate commission equal to six and one-half percent (6.5%) of the gross proceeds of the sale of units in the offering.  We may also reimburse the placement agent for certain fees and legal expenses incurred by it in connection with this offering, up to a maximum of $100,000.  In no event will the total amount of compensation paid to the placement agent and other securities brokers and dealers upon completion of this offering exceed 8.0% of the gross proceeds of the offering.  The estimated offering expenses payable by us, in addition to the placement agent’s fee of $650,000, are approximately $225,000, which includes legal, accounting and printing costs and various other fees associated with registering and listing the common stock.  In addition to the foregoing, we will also pay a financial advisory fee of $50,000 to ThinkEquity LLC in connection with this offering.  After deducting certain fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $9.1 million.

    Lazard Frères & Co. LLC referred this transaction to Lazard Capital Markets LLC and will receive a referral fee from Lazard Capital Markets LLC in connection therewith; however, such referral fee is not in addition to the fee paid by us to Lazard Capital Markets LLC described above.

    We have agreed to indemnify the placement agent and Lazard Frères & Co. LLC against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the placement agent agreement.  We have also agreed to contribute to payments the placement agent and Lazard Frères & Co. LLC may be required to make in respect of such liabilities.

    We, along with our executive officers and directors and certain of our security holders, have agreed to certain lock-up provisions with regard to future sales of our common stock and other securities convertible into or exercisable or exchangeable for common stock for a period of ninety (90) days after the offering as set forth in the placement agent agreement.

    The placement agent agreement is included as an exhibit to our Current Report on Form 8-K that we have filed with the Commission in connection with this offering.

    The transfer agent for our common stock to be issued in this offering is Corporate Stock Transfer, Inc.

    Our common stock is traded on The NASDAQ Capital Market under the symbol “APPY.”

LEGAL MATTERS

    Ballard Spahr LLP, Philadelphia, Pennsylvania, has passed upon certain legal matters regarding the shares offered by this prospectus supplement. Certain legal matters will be passed upon for the placement agent by Proskauer Rose LLP, New York, New York.

EXPERTS

    GHP Horwath, P.C., independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of our internal control over financial reporting as of December 31, 2009, as set forth in their reports, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. Our financial statements and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 are incorporated by reference in reliance upon the reports of GHP Horwath, P.C., upon the authority of said firm as experts in accounting and auditing in giving said reports.

INCORPORATION BY REFERENCE

    The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information that we file with it, which means that we can disclose important information to you by referring you to those other documents.  The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering:

•	our Annual Report on Form 10-K for the year ended December 31, 2009;

•	our Annual Report on Form 10-K/A for the year ended December 31, 2009;

•
our Current Reports on Form 8-K filed with the SEC on February 10, 2010 (Items 8.01 and 9.01), March 24, 2010 (Items 8.01 and 9.01), March 26, 2010 (Items 5.02, 8.01 and 9.01) and April 30, 2010 (Items. 1.01 and 9.01); and

•
our Registration Statement on Form 8-A filed October 1, 2002 registering our common stock under the Securities Act of 1934, as amended by Form 8-A filed on August 27, 2007 and as amended by Form 8-A / Amendment 1 on August 27, 2007.

    Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

    Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement and the accompanying prospectus incorporate).  Written or oral requests for copies should be directed to us at the address below.

AspenBio Pharma, Inc.
Attention:  Gregory Pusey, Vice Chairman and Secretary
1585 S. Perry Street
Castle Rock, Colorado 80104
Telephone No.: (303) 794-2000
Facsimile No.: (303) 798-8332

WHERE YOU CAN FIND MORE INFORMATION

    We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549.  You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.  Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.  Our website address is http://www.aspenbiopharma.com. However, information on our website will not be considered a part of this prospectus supplement or the accompanying prospectus.

PROSPECTUS

ASPENBIO PHARMA, INC.

Units,
Common Stock,
and
Warrants

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a “shelf” registration process. We will describe the specific terms and manner of offering of our shares of common stock or warrants to purchase shares of our common stock (collectively the “Securities”) by providing a prospectus supplement each time we offer and issue our Securities. The applicable prospectus supplement will provide information about the terms of the Securities offered and may add, update or change other information contained in this prospectus.

Our common stock is registered under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and is listed on the Nasdaq Capital Market under the symbol “APPY”. The last reported sales price per share of our common stock as reported by Nasdaq on May 11, 2009 was $1.72.

You should carefully read this prospectus and any applicable prospectus supplement before you invest. Investing in our Securities involves a high degree of risk. SEE “RISK FACTORS” BEGINNING ON PAGE 3.

The Securities offered by this prospectus may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Securities offered by this prospectus, their names and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 4, 2009.

TABLE OF CONTENTS

About this Prospectus	1
Documents Incorporated by Reference	2
Where You Can Find More Information	2
Note of Caution Regarding Forward-Looking Statements	3
Risk Factors	3
Use of Proceeds	9
Description of Units and Warrants	9
Plan of Distribution	9
Indemnification for Securities Act Liabilities	10

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, or SEC. By using a shelf registration statement, we may sell any amount of our Securities described in this prospectus from time to time and in one or more offerings. Each time we sell Securities, we will provide a prospectus supplement to this prospectus that contains specific information about the terms of the offering. Each prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any Securities, you should carefully read this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared by or on behalf of us, together with the documents we have incorporated by reference in this prospectus described under the heading “Incorporation of Certain Documents by Reference.” You should also review the additional information described under the heading “Where You Can Find More Information.”

You should only rely on the information contained in or incorporated by reference into this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these Securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared by or on behalf of us is accurate only as of the date of their respective covers. Our business, financial condition, plan of operations and prospects may have subsequently changed.

ASPENBIO PHARMA, INC.

AspenBio Pharma, Inc. is dedicated to the discovery, development and marketing of novel patented diagnostics to aid physicians in making more accurate medical decisions. Additionally, a cornerstone of our business has also been the development of innovative therapeutics to enhance animal reproduction. Our product development activities are focused on large worldwide markets that target previously unmet clinical needs.

We have generated limited revenue. We have used significant funds in the development of new products and technologies, and expect this trend to continue for the foreseeable future. At December, 31, 2008 we had stockholders’ equity and working capital of $17,887,952 and $16,124,800, respectively, and at March 31, 2009 we had stockholders’ equity and working capital of $15,585,261 and $13,755,461, respectively. There is no assurance that we can generate net income, increase revenues or successfully explore and exploit our business plan.

Our only facility consisting of corporate offices and laboratory space is located at 1585 South Perry Street, Castle Rock, Colorado 80104 and our telephone number is (303) 794-2000. Our website is www.aspenbiopharma.com. Our website is not included as part of this prospectus.

Documents Incorporated By Reference

The SEC allows us to “incorporate by reference” the information in documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. These documents provide a significant amount of information about us. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (filed March 16, 2009), and as amended on April 29, 2009

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (filed May 7, 2009)

•	Our Current Reports on Form 8-K reporting events of (filing date in parentheses):

May 7, 2009	(May 7, 2009)
April 28, 2009	(April 29, 2009)
March 12, 2009	(March 18, 2009)
February 10, 2009	(February 17, 2009)
January 27, 2009	(January 28, 2009)
January 19, 2009	(January 23, 2009)

•
Our Registration Statement on Form 8-A filed October 1, 2002 registering our common stock under the Securities Act of 1934, as amended by Form 8-A filed on August 27, 2007 and as amended by Form 8-A / Amendment 1 on August 27, 2007.

You may request a copy of these filings or a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, at no cost, by writing us or calling us at the following address and telephone number:

AspenBio Pharma, Inc.
1585 S. Perry Street
Castle Rock, Colorado 80104
Telephone No.: (303) 794-2000
Facsimile No.: (303) 798-8332

Where You Can Find More Information

The documents described above are available electronically in the EDGAR database on the web site maintained by the SEC. You can find this information at http://www.sec.gov. You may also read and copy any materials we have filed with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549.  You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

Note of Caution Regarding Forward-Looking Statements

Certain statements contained in this prospectus that are not historical facts constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, which may cause actual results, performance, or achievements to differ materially from those expressed or implied. Any forward-looking statement speaks only as of the date made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

Statements concerning the establishment of reserves and adjustments for dated and obsolete products, expected financial performance, on-going business strategies and possible future action which we intend to pursue to achieve strategic objectives constitute forward-looking information. The sufficiency of such charges, implementation of strategies and the achievement of financial performance are each subject to numerous conditions, uncertainties, and risk factors. Factors which could cause actual performance to differ materially from these forward-looking statements, include, without limitation, management’s analysis of our assets, liabilities, and operations, the failure to sell date-sensitive inventory prior to its expiration, competition, new product development by competitors, which could render particular products obsolete, the inability to develop or acquire and successfully introduce new products or improvements of existing products, problems in collecting receivables, testing or other delays or problems in introducing any of our development products, and difficulties in obtaining financing on an as-needed basis.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in our Form 10-K for the fiscal year ended December 31, 2008. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Related to Our Business

If we fail to obtain FDA approval, we cannot market certain products in the United States.

Therapeutic or diagnostic products to be used by humans must be approved by the FDA prior to marketing and sale. This applies to our ability to market, directly or indirectly our AppyScore appendicitis test. As new products these tests must undergo lengthy and rigorous testing and other extensive, costly and time-consuming procedures mandated by the FDA. In order to obtain required FDA clearance, we may determine to conduct additional specific clinical trials; this process can take substantial amounts of time and resources to complete. We may elect to delay or cancel our anticipated regulatory submissions for new indications for our proposed new products for a number of reasons, including for the purposed of obtaining a “not substantially equivalent” letter from the FDA and filing for a de novo review of our products. There is no assurance that any of our strategies for obtaining FDA approval in an expedient manner will be successful, and FDA clearance is not guaranteed. The timing of such completion, submission and clearance could also impact our ability to realize market value from such tests. FDA clearance can be suspended or revoked, or we could be fined, based on a failure to continue to comply with those standards. Similar approval requirements and contingencies will also be encountered in a number of major international markets.

FDA clearance is also required prior to marketing and sale for therapeutic products that will be used on animals, and can also require considerable time and resources to complete. New drugs for animals must receive New Animal Drug Application approval. This type of approval is required for the use of our therapeutic equine and bovine protein products. The requirements for obtaining FDA clearance are similar to that for human drugs described above and will require similar clinical testing. Approval is not assured and, once FDA clearance is obtained, we would still be subject to fines and suspension or revocation of clearance if we fail to comply with ongoing FDA requirements.

Advances in competing technologies or development of new technologies while we are securing FDA clearance and / or advancing production and marketing of our appendicitis tests could impact the ability to sell our tests and / or reduce their market potential.

The development of new technologies or improvements in current technologies for diagnosing appendicitis, including CT imaging agents and products that would compete with our appendicitis test could have an impact on our ability to sell the appendicitis tests or the sales price of the tests. This could impact our ability to market the tests and / or secure a marketing partner both of which could have a substantial impact on the value of our appendicitis products.

Medical reimbursement for our products under development, as well as a changing regulatory environment, may impact our business.

The U.S. healthcare regulatory environment may change in a way that restricts our ability to market our appendicitis tests due to medical coverage or reimbursement limits. Sales of our tests will depend in part on the extent to which the costs of our test are paid by health maintenance, managed care, and similar healthcare management organizations, or reimbursed by government health administration authorities, private health coverage insurers and other third-party payors. These healthcare management organizations and third party payors are increasingly challenging the prices charged for medical products and services. Traditionally, the containment of healthcare costs has become a priority of federal and state governments. Accordingly, our potential products may not be considered cost effective, and reimbursement to the consumer may not be available or sufficient to allow us to sell our products on a competitive basis. Legislation and regulations affecting reimbursement for our products may change at any time and in ways that are difficult to predict and these changes may be adverse to us. Any reduction in Medicare, Medicaid or other third-party payor reimbursements could have a negative effect on our operating results.

If we successfully obtain FDA clearance to market the appendicitis tests, we may experience manufacturing problems that could limit the near term growth of our revenue.

Our ability to successfully market the appendicitis tests once approved will partially depend on our ability to obtain sufficient quantities of the finished test from qualified GMP suppliers.  While we have identified and are progressing with qualified suppliers we have not entered in final supply agreements with potential suppliers. Additionally we will need to have confidence in their ability to produce tests or component parts in sufficient quantities to meet possible demand since without such capacity we may experience delays in securing products or could force us to seek alternative suppliers. The need to locate and use alternative suppliers could also cause delivery delays for a period of time.

The successful development of a medical device such as our appendicitis test is highly uncertain and requires significant expenditures and time.

Successful development of medical devices is highly uncertain. Products that appear promising in research or development may be delayed or fail to reach later stages of development or the market for several reasons, including manufacturing costs, pricing, reimbursement issues, or other factors that may make the product uneconomical to commercialize. In addition, success in preclinical clinical trials does not ensure that larger-scale clinical trials will be successful. Clinical results are frequently susceptible to varying interpretations that may delay, limit, or prevent regulatory approvals. The length of time necessary to complete clinical trials and to submit an application for marketing approval for a final decision by a regulatory authority varies significantly and may be difficult to predict and requires significant investments. If our large-scale clinical trials for a product are not successful, we will not recover our substantial investments in that product.

Factors affecting our R&D productivity and the amount of our R&D expenses include, but are not limited to the number and outcome of clinical trials currently being conducted by us and/or our collaborators.

Our results of operations could be affected by our royalty payments due to third parties.

Any revenues from products under development will likely be subject to royalty payments under licensing or similar agreements. Major factors affecting these payments include but are not limited to:

•	Government and third-party payer reimbursement and coverage decisions that affect the utilization of our products and competing products.
•	Sales of initial products and receipt of revenue, or sale of a division of the Company or the underlying intellectual property governed by the respective license agreement.
•	Whether and when contract milestones are achieved, as described in the respective license agreement.

Our success depends on our ability to develop and commercialize new products.

Our success depends on our ability to successfully develop new products. Although we are engaged in human diagnostic antigen manufacturing operations and historically substantially all of our revenues have been derived from this business, we believe our ability to substantially increase our revenues and generate net income is contingent on successfully developing one or more of our pipeline products. Our ability to develop any of the pipeline products is dependent on a number of factors, including funding availability to complete development efforts, to adequately test and refine products, and to commercialize our products, thereby generating revenues once development efforts prove successful. We have encountered in the past and may again encounter in the future problems in the testing phase for different pipeline products, sometimes resulting in substantial setbacks in the development process. There can be no assurance that we will not encounter similar setbacks with the products in our pipeline, or that funding from outside sources and our revenues will be sufficient to bring any or all of our pipeline products to the point of commercialization. There can be no assurance that the products we are developing will achieve commercial success in the marketplace, nor that we will be able to produce them on an economical basis.

Our success will depend in part on establishing effective strategic partnerships and business relationships.

A key aspect of our business strategy is to establish strategic partnerships. We currently have license arrangements with the University of Idaho, the University of Wyoming and The Washington University in St. Louis, and a long term exclusive license and commercialization agreement with Novartis Animal Health, Inc. It is likely that we will seek other strategic alliances. We also intend to rely heavily on companies with greater capital resources and marketing expertise to market some of our products, such as our agreements with Novartis and Merial. While we have identified certain possible candidates for other potential products, we may not reach definitive agreements with any of them. Even if we enter into these arrangements, we may not be able to maintain these collaborations or establish new collaborations in the future on acceptable terms. Furthermore, future arrangements may require us to grant certain rights to third parties, including exclusive marketing rights to one or more products, or may have other terms that are burdensome to us, and may involve the issuance of our securities. Our partners may decide to develop alternative technologies either on their own or in collaboration with others. If any of our partners terminate their relationship with us or fail to perform their obligations in a timely manner, or if we fail to perform our obligations in a timely manner, the development or commercialization of our technology in potential products may be affected, delayed or terminated.

We may experience manufacturing problems that limit the growth of our revenue.

We purify human and animal antigens and tumor markers as our historical revenue base. In 2008, our revenues from these sales were approximately $821,000. We intend to introduce new products with substantially greater revenue potential, including human diagnostic testing products that we expect will consist of an electronic reader and a disposable cassette and recombinant drugs for our animal health business. We currently have entered into initial contracts with manufacturing companies for initial batch and study work including one of these being a manufacturing partner who meets full cGMP requirements and is capable of large scale manufacturing batches of our recombinant drugs to expand the contractual relationship as part of the FDA approval process for our animal health business. Delays in finalizing and progressing under agreements with the cGMP facilities may delay our FDA approval process and potentially delay sales of such drugs. In addition, we may encounter difficulties in production due to, among other things, the inability to obtain sufficient amounts of raw inventory, quality control, quality assurance and component supply. These difficulties could reduce sales of our products, increase our costs, or cause production delays, all of which could damage our reputation and hurt our financial condition. To the extent that we enter into manufacturing arrangements with third parties, we will depend on them to perform their obligations in a timely manner and in accordance with applicable government regulations.

Our success depends upon our ability to protect our intellectual property rights.

Our success will partially depend on our ability to obtain and enforce patents relating to our technology and processes and to protect our trade secrets. Third parties may challenge, narrow, invalidate or circumvent our patents and processes and / or demand payments of royalties that would impact our product costs. The patent position of biotechnology companies is generally highly uncertain, involves complex legal and factual questions and has recently been the subject of much litigation. Neither the U.S. Patent Office nor the courts have a consistent policy regarding breadth of claims allowed or the degree of protection afforded under many biotechnology patents.

In an effort to protect our un-patented proprietary technology, processes and know-how, we require our employees, consultants and prospective partners to execute confidentiality agreements. However, these agreements may not provide us with adequate protection against improper use or disclosure of confidential information. These agreements may be breached, and we may not have adequate remedies for any such breach. In addition, in some situations, these agreements may conflict, or be subject to, the rights of third parties with whom our employees or consultants have previous employment or consulting relationships. Also, others may independently develop substantial proprietary information and techniques or otherwise gain access to our trade secrets. We intend to market our products in many different countries some of which we will not have patents in or applied for. Different countries have different patent rules and we may sell in countries that do not honor patents and in which the risk that our products could be copied and we would not be protected would be greater.

We may be unable to retain key employees or recruit additional qualified personnel.

Because of the specialized scientific nature of our business, we are highly dependent upon qualified scientific, technical, and managerial personnel. There is intense competition for qualified personnel in our business. A loss of the services of our qualified personnel, as well as the failure to recruit additional key scientific, technical and managerial personnel in a timely manner would harm our development programs and our business.

Our competitors may have greater resources or research and development capabilities than we have, and we may not have the resources necessary to successfully compete with them.

Our business strategy is to create a niche to sell unique products that have large market potential and high margin potential. The bio-pharma and biotechnology business segment is highly competitive, and we may face significant and increasing competition. We expect that many of our competitors will have greater financial and human resources, more experience in research and development, and more established sales, marketing and distribution capabilities than we have. In addition, the healthcare industry is characterized by rapid technological change. New product introductions or other technological advancements could make some or all of our products obsolete.

Our product liability insurance coverage may not be sufficient to cover claims.

Our insurance policies currently cover claims and liability arising out of defective products for losses up to $2 million. As a result, if a claim was to be successfully brought against us, we may not have sufficient insurance that would apply and would have to pay any costs directly, which we may not have the resources to do.

If we fail to obtain regulatory approval in foreign jurisdictions, then we cannot market our products in those jurisdictions.

We plan to market some of our products in foreign jurisdictions. Specifically, we expect that AppyScore will be aggressively marketed in foreign jurisdictions. We may market our therapeutic products in foreign jurisdictions, as well. We may need to obtain regulatory approval from the European Union or other jurisdictions to do so and obtaining approval in one jurisdiction does not necessarily guarantee approval in another. We may be required to conduct additional testing or provide additional information, resulting in additional expenses, to obtain necessary approvals.

Risks Related to Our Securities

We may require additional capital in the future and we cannot assure you that capital will be available on reasonable terms, if at all, or on terms that would not cause substantial dilution to your stock holdings.

We have historically needed to raise capital to fund our operating losses. We expect to continue to incur operating losses in the 2009 calendar year and possibly longer. If capital requirements vary materially from those currently planned, we may require additional capital sooner than expected. There can be no assurance that such capital will be available in sufficient amounts or on terms acceptable to us, if at all, especially in light of the state of the current financial markets. Any sale of a substantial number of additional shares may cause dilution to your investment and could also cause the market price of our common stock to decline.

Current challenges in the commercial and credit environment may adversely affect our business and financial condition.

The global financial markets have recently experienced unprecedented levels of volatility. Our ability to generate cash flows from operations, issue debt or enter into other financing arrangements on acceptable terms could be adversely affected if there is a material decline in the demand for the Company’s products or in the solvency of its customers or suppliers, deterioration in the Company’s key financial ratios or credit ratings, or other significantly unfavorable changes in conditions. While these conditions and the current economic downturn have not meaningfully adversely affected our operations to date, continuing volatility in the global financial markets could increase borrowing costs or affect the company’s ability to access the capital markets. Current or worsening economic conditions may also adversely affect the business of our customers, including their ability to pay for our products and services, and the amount spent on healthcare generally. This could result in a decrease in the demand for our potential products and services, longer sales cycles, slower adoption of new technologies and increased price competition. These conditions may also adversely affect certain of our suppliers, which could cause a disruption in our ability to produce our products.

We do not anticipate paying any dividends in the foreseeable future.

The Company does not intend to declare any dividends in the foreseeable future. Investors who require income from dividends should not purchase our securities.

Our stock price, like that of many biotechnology companies, is volatile.

The market prices for securities of biotechnology companies in general have been highly volatile and may continue to be highly volatile in the future, particularly in light of the current financial markets. In addition, the market price of our common stock has been and may continue to be volatile, especially on the eve of Company announcements which the market is expecting, as is the case with clinical trial results. Among other factors, the following may have a significant effect on the market price of our Common Stock:

•	Announcements of clinical trial results, FDA correspondence, technological innovations or new commercial products by us or our competitors.

•	Publicity regarding actual or potential medical results related to products under development or being commercialized by us or our competitors.

•	Regulatory developments or delays affecting our products under development in the U.S. and other countries.

•	New proposals to change or reform the U.S. healthcare system, including, but not limited to, new regulations concerning reimbursement programs.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the Securities under this prospectus for product development, FDA 510(k) submission related activities, general corporate purposes, and working capital. Specific allocations of the proceeds for such purposes have not been made at this time.

DESCRIPTION OF WARRANTS AND UNITS

We may issue warrants to purchase our common stock. Warrants may be issued independently or together with shares of our common stock, and sold as units, and may be attached to or separate from the securities. The warrants will be issued under warrant agreements as detailed in the prospectus supplement relating to warrants being offered. The applicable prospectus supplement will describe the material terms of the warrants.

We may issue units consisting of shares of common stock and warrants. The shares and warrants may be attached to or separate from each other, even though sold as a unit. The applicable prospectus supplement will describe the material terms of the units.

PLAN OF DISTRIBUTION

We may sell these Securities offered under this prospectus through agents, through underwriters or dealers, or directly to one or more purchasers.

Underwriters, dealers, and agents that participate in the distribution of these Securities may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions received by them from us and any profit on the resale of these Securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including any underwriting discount or commission, will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which these securities may be listed.

The distribution of these Securities may occur from time to time in one or more transactions at a fixed price or prices, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Bylaws require us to indemnify our officers, directors, employees and agents against certain liabilities incurred by them in those capacities if they acted in good faith and reasonably believed their conduct was in our best interests or not opposed to it.  We are also required to indemnify a person who is or was a director, officer, employee or agent of ours and who was successful, on the merits or otherwise, in defense of any proceeding to which he was a party, against reasonable expenses, which include attorneys’ fees, incurred by him or her in connection with the proceeding.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

2,409,639 Shares of Common Stock
Warrants to Purchase 686,746 Shares of Common Stock

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PROSPECTUS SUPPLEMENT

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Lazard Capital Markets

April 30, 2010